Consent of Independent Certified Public Accountants

     We have issued our report dated August 16, 2002 accompanying the financial statements of Insured Municipals Income Trust, 149th Insured Multi-Series as of June 30, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 9 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP



Chicago, Illinois
October 25, 2002